Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-154402 and No. 333-154403) on Form S-8 of ChromaDex Corporation, formerly Cody Resources, Inc., of our report dated March 27, 2009, with respect to the consolidated balance sheet of Cody Resources, Inc. as of December 29, 2007 and November 30, 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period December 1, 2007 to December 29, 2007.

/s/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates, Chartered

Las Vegas, Nevada

April 3, 2009